Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Johnson & Johnson of our report dated February 28, 2005 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Johnson & Johnson’s 2004 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended January 2, 2005. We also consent to the incorporation by reference of our report dated March 11, 2005 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the references to us under the headings “Experts” and “Selected Historical Consolidated Financial Data of Johnson & Johnson” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, NY
March 22, 2005